Exhibit 5.1

April 8, 2005

Perficient, Inc.
1120 S. Capital of Texas Highway
Building 3, Suite 220
Austin, Texas 78746

Ladies and Gentlemen:

     We acted as counsel to Perficient, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Amendment No. 1 to Registration Statement on Form S-3 as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”), as amended (the “Registration Statement”), which Registration Statement relates to the proposed offer, sale and delivery by the Company of up to 5,004,890 shares of the Company’s common stock, $0.001 par value, and by the persons and/or entities named as Selling Stockholders in the Registration Statement (the “Selling Stockholders”) of 782,600 shares of the Company’s common stock, $0.001 par value (the “Shares”).

     Before rendering this opinion, we have examined such certificates, instruments and documents, reviewed such questions of law and made such other investigations as we considered necessary or appropriate for the purposes of this opinion.

     In making our examination, we have assumed that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

     Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to, and for the purposes of the opinion set forth herein we have conducted no investigation of, any other laws.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission issued hereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.